                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [x]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [x] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                          HORIZON HEALTH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [x] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


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





                           HORIZON HEALTH CORPORATION
                            1500 WATERS RIDGE DRIVE
                          LEWISVILLE, TEXAS 75057-6011

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD JANUARY 23, 1998

To the Stockholders of
     Horizon Health Corporation:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Horizon Health Corporation (the "Company") will be held at the executive offices of the Company located at 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011, on Friday, January 23, 1998, at 9:00 a.m., Central Time, for the following purposes:

         1.      To elect eight directors to serve for the ensuing year;

         2. To consider and vote upon a proposal to approve the Horizon Health Corporation 1998 Stock Option Plan, as further described in the accompanying Proxy Statement;

         3. To consider and vote upon a proposal to ratify the appointment of Price Waterhouse LLP as the independent accountants for the Company for the fiscal year ending August 31, 1998; and

         4. To transact such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

         The close of business on December 5, 1997 has been fixed by the Board of Directors as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and during business hours from January 5, 1998 to the date of the Annual Meeting at the executive offices of the Company located at 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011.

         You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that you ensure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. If you attend the Annual Meeting, you may revoke your proxy and vote in person if you wish.


                                           By Order of the Board of Directors,

                                                  JAMES W. McATEE
                                                      Secretary

December 19, 1997

                           HORIZON HEALTH CORPORATION
                            1500 WATERS RIDGE DRIVE
                         LEWISVILLE, TEXAS  75057-6011

                             -------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                             -------------------

                          TO BE HELD JANUARY 23, 1998

         This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Horizon Health Corporation, a Delaware corporation (the "Company" or "Horizon"), of proxies for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the executive offices of the Company located at 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011, on Friday, January 23, 1998, at 9:00 a.m., Central Time, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying proxy card are first being mailed on or about December 19, 1997 to stockholders of the Company entitled to notice of and to vote at the Annual Meeting. Only holders of record of the Common Stock, $.01 par value ("Common Stock"), of the Company at the close of business on December 5, 1997, will be entitled to notice of and to vote at the Annual Meeting. As of that date, there were 7,026,262 shares of Common Stock outstanding. Each share of Common Stock entitles the record holder to one vote. There is no cumulative voting.

         The holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting must be present in person or represented by proxy at the Annual Meeting in order to have a quorum for the Annual Meeting. Directors will be elected at the Annual Meeting by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Accordingly, the eight nominees for director receiving the highest number of affirmative votes cast on the election of directors at the Annual Meeting will be elected as directors. The affirmative vote of the holders of a majority of the shares of Common Stock which are actually present in person or represented by proxy at the Annual Meeting and entitled to vote thereat will be required to approve all other matters to be acted upon at the Annual Meeting. Abstentions will be counted for purposes of determining the presence or absence of a quorum, but not voted. Abstentions will therefore have the same effect as votes against any proposal requiring the affirmative vote of a majority of the shares present and entitled to vote thereon. Broker non-votes will be counted only for purposes of determining the presence or absence of a quorum, but will have no effect on the outcome of the matters to be acted upon at the Annual Meeting.

         If the accompanying proxy card is properly signed and received by the Company prior to the Annual Meeting and not revoked, it will be voted in accordance with the instructions contained therein. If no instructions are given, the persons designated as proxies in the accompanying proxy card will vote "FOR" the election as directors of those persons named below and "FOR" all other proposals set forth therein.

         The Board of Directors is not currently aware of any matters other than those referred to herein which will come before the Annual Meeting. If any other matter is properly presented at the Annual Meeting for action, the persons named in the accompanying proxy card will vote the proxy in their own discretion on such matter.

         You may revoke your proxy at any time before it is actually voted at the Annual Meeting by delivering written notice of revocation to the Secretary of the Company, by submitting a subsequently dated proxy, or by attending the Annual Meeting and giving notice to the Secretary of the Company in writing that the proxy is withdrawn. Attendance at the Annual Meeting will not, by itself, constitute revocation of the proxy.

         The cost of soliciting proxies in the accompanying form will be borne by the Company. Proxies may also be solicited personally or by telephone by officers or employees of the Company, none of whom will receive additional compensation therefor. The Company's regularly retained investor communications firm, Corporate Communications, Inc., may also be called upon to solicit proxies by telephone or mail. The Company will reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of Common Stock.

         The Company's executive offices are located at 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011. Its telephone number is (972) 420-8200.


                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

GENERAL INFORMATION

         As set by the Board of Directors pursuant to the Bylaws of the Company, the authorized number of directors of the Company is eight. Eight directors will be elected at the Annual Meeting, to hold office until the next annual meeting of stockholders of the Company and until their respective successors are duly elected and qualify, or until their earlier death, resignation or removal. All director nominees named below are currently serving as directors of the Company with terms expiring at the Annual Meeting. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named in the accompanying proxy card will vote for the substitute nominee designated by the Board.

INFORMATION REGARDING NOMINEES

         Set forth below is certain information with respect to each director nominee. Additional information regarding certain of the nominees is set forth in other sections of this Proxy Statement.

       NAME                            AGE        TITLE                                         DIRECTOR SINCE
       ----                            ---        -----                                         --------------
       James Ken Newman                54         Chief Executive Officer and Chairman of the   July 1989
                                                  Board of Directors
       James W. McAtee                 52         Executive Vice President - Finance &          July 1995
                                                  Administration, Chief Financial Officer,
                                                  Treasurer and Secretary; Director
       Jack R. Anderson                72         Director                                      December 1990
       George E. Bello                 62         Director                                      April 1995
       William H. Longfield            59         Director                                      July 1995
       Donald E. Steen                 51         Director                                      April 1995
       James E. Buncher                61         Director                                      August 1997
       Howard B. Finkel                48         Director                                      August 1997

         James Ken Newman has been the Chief Executive Officer of the Company since July 1989 and Chairman since February 1992. From July 1989 until September 1997, he served as President of the Company. Mr. Newman currently serves as a director of United Dental Care, Inc. and Telecare Corporation.

         James W. McAtee has been Executive Vice President - Finance & Administration of the Company since February 1992 and Chief Financial Officer, Treasurer and Secretary of the Company since September 1990. He was a Senior Vice President of the Company from September 1990 to February 1992.

         Jack R. Anderson has been President of Calver Corporation, a health care consulting and investment firm, and a private investor, since 1982. Mr. Anderson currently serves on the board of directors of PacificCare Health Systems, Inc. and United Dental Care, Inc. Mr. Anderson is a member of the Compensation and Option Committee of the Board of Directors of the Company.

         George E. Bello has been Executive Vice President and Controller and a member of the board of directors of Reliance Group Holdings, Inc., an insurance holding company, since August 1981. He has also been President of Prometheus Funding Corp. since November 1992 and a member of the board of directors of that corporation since August 1985. Mr. Bello also serves on the board of directors of Zenith National Insurance Corp., United Dental Care, Inc. and Reliance Financial Services Corporation. Mr. Bello is a member of the Audit Committee of the Board of Directors of the Company.

         William H. Longfield has been the Chairman and Chief Executive Officer of C.R. Bard, Inc., a multi-national developer, manufacturer and marketer of health care products, since September 1995. Mr. Longfield was President and Chief Executive Officer of C.R. Bard, Inc. from October 1993 to September 1995, President and Chief Operating Officer from September 1991 to October 1993 and Executive Vice President and Chief Operating Officer from February 1989 to September 1991. Mr. Longfield currently serves on the board of directors of C.R. Bard, Inc., Manor Care, Inc., and United Dental Care, Inc. Mr. Longfield is a member of the Compensation and Option Committee of the Board of Directors of the Company.

         Donald E. Steen has been President of the International Group of Columbia/HCA Healthcare Corporation, a health care services corporation primarily involved in the ownership and operation of hospitals and providing related services, since October 1994. From September 1981 to October 1994, Mr. Steen was the President and Chief Executive Officer of Medical Care America, Inc., a corporation that operated ambulatory surgery centers. Medical Care America, Inc. was acquired by Columbia/HCA Healthcare Corporation in October 1994. Mr. Steen currently serves on the board of directors of United Dental Care, Inc. Mr. Steen is a member of the Audit Committee of the Board of Directors of the Company.

         James E. Buncher has been President and Chief Executive Officer of Community Dental Services, Inc., a corporation operating dental practices in California, since November 1997. Mr. Buncher was the President of Health Plans Group of Value Health, Inc., a national specialty managed care company, from September 1995 to September 1997 and served as Chairman, President and Chief Executive Officer of Community Care Network, Inc., a Value Health subsidiary, from August 1992 to September 1997. In September 1997, Value Health was acquired by a third party and Mr. Buncher resigned his positions with that company. From September 1997 to November 1997, Mr. Buncher was a private investor. He currently serves on the board of directors of Alliance Imaging, Inc., and United Dental Care, Inc.

         Howard B. Finkel was the Chairman and Chief Executive Officer of Specialty Healthcare Management, Inc. ("Specialty") from January 1, 1995 until August 11, 1997, when Specialty was acquired by the Company. From 1984 to December 31, 1994, he was the President of the National Medical Management Services division of National Medical Enterprises, Inc., a health care services company primarily involved in the ownership and operation of hospitals and providing related services. Mr. Finkel is currently a private investor.

         Pursuant to the terms of the Specialty acquisition agreement, Mr. Finkel was appointed as a director of the Company effective immediately after the acquisition, and the Company agreed to use its best efforts to cause Mr. Finkel to be nominated and elected as a member of the Board of Directors of the Company so long as he beneficially owns not less than 5% of the outstanding Common Stock of the Company. As of December 15, 1997, Mr. Finkel beneficially owned approximately 9.4% of the Common Stock of the Company. See "Certain Relationships and Related Transactions."

         SHARES REPRESENTED BY THE ACCOMPANYING PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE EXCEPT TO THE EXTENT AUTHORITY TO VOTE FOR ONE OR MORE NOMINEES IS WITHHELD. AS INDICATED ON THE PROXY CARD, STOCKHOLDERS MAY (I) VOTE FOR THE ENTIRE SLATE OF NOMINEES, (II) WITHHOLD AUTHORITY TO VOTE FOR THE ENTIRE SLATE OF NOMINEES OR (III) BY WRITING THE NAME OF ONE OR MORE NOMINEES IN THE SPACE PROVIDED ON THE PROXY CARD, WITHHOLD AUTHORITY TO VOTE FOR SUCH SPECIFIED NOMINEE OR NOMINEES.


                      MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors of the Company held five meetings during the fiscal year ended August 31, 1997. The only standing committees of the Board of Directors are the Compensation and Option Committee and the Audit Committee. During the fiscal year ended August 31, 1997, each current director of the Company attended at least 75% of the aggregate of the total number of meetings of the Board of Directors of the Company, and of the committees of the Board on which the respective director served, that were held during the period for which each such person has been a director or served on such committee, as the case may be.

         Compensation and Option Committee. The Compensation and Option Committee reviews and sets from time to time the salaries and annual incentive bonuses for the officers of the Company at or above the Vice President level, and also administers the stock option plans of the Company. The Compensation and Option Committee met twice during the fiscal year ended August 31, 1997. Jack R. Anderson and William H. Longfield currently are the members of the Compensation and Option Committee. During fiscal 1997, Jack R. Anderson and Keith B. Pitts were the only members of such committee. Mr. Pitts resigned as a member of such committee in October 1997 concurrently with his voluntary resignation from the Board of Directors of the Company. On October 17, 1997, the Board of Directors appointed Mr. Longfield as a member of such committee.

         Audit Committee. The principal functions of the Audit Committee are to make recommendations to the Board of Directors as to the selection of the independent auditors for the Company, and to review and consult with the Board of Directors and management regarding the scope and results of any outside audit of the Company and other auditing and accounting matters. The Audit Committee met twice during the fiscal year ended August 31, 1997. George E. Bello and Donald E. Steen currently are the members of the Audit Committee and were the only members of such committee during fiscal 1997.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain summary information regarding compensation earned by or awarded to the Chief Executive Officer and the other executive officers of the Company (collectively, the "Executive Officers").

                                                SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                       ANNUAL COMPENSATION            COMPENSATION
                                                -------------------------------       ------------
                                                                            OTHER
                                                                           ANNUAL       SECURITIES    ALL OTHER
                                 FISCAL                                COMPENSATION     UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR       SALARY(1)     BONUS(1)         (2)      OPTIONS  (#)(3)      (4)
---------------------------       ----       ---------     --------    ------------  ---------------    -------
James Ken Newman  . . . . . . .   1997        $252,634     $252,548             ---              ---    $ 3,007
  Chief Executive Officer         1996         229,932      283,833             ---           30,000      2,501
                                  1995         193,459      130,187             ---           29,766      2,932

Robert A. Lefton  . . . . . . .   1997         180,033      108,000    $      5,283              ---      3,007
  President and Chief Operating   1996         159,474       79,734         119,097           45,000      2,501
     Officer                      1995         152,005       75,938             ---              ---      2,932

James W. McAtee . . . . . . . .   1997         226,317      171,168             ---              ---      3,007
  Executive Vice President -      1996         211,317      140,096             ---           22,500      2,501
  Finance & Administration        1995         187,314       89,062             ---           17,391      2,932

Gary A. Kagan . . . . . . . . .   1997         208,054      157,794             ---              ---      3,007
  Executive Vice President -      1996         195,692       64,876             ---           27,000      2,501
  Development                     1995         184,083       72,000             ---           27,843      2,932

John F. DeVaney . . . . . . . .   1997         180,065      108,000          45,939              ---      3,007
  Senior Vice President -         1996         151,232       75,600          28,898           45,000      2,501
  Rehab Operations                1995         144,092       64,046             ---              ---      2,771

------------------------

(1) Represents the amounts earned in the fiscal year indicated, irrespective of when amounts were paid by the Company. The bonus amounts shown include incentive bonuses. In addition, for Messrs. Newman and McAtee in fiscal 1996 and Messrs. McAtee and Kagan in fiscal 1997, the bonus amounts shown include bonuses earned in those fiscal years under the contingent bonus plan. See "Other Compensation Arrangements - Contingent Bonuses." The incentive bonus amounts included for Mr. Kagan were calculated based on the number of new management contract locations that opened in the fiscal year in question, irrespective of when the contracts were signed. Such incentive bonus amounts included for Mr. Kagan as to any fiscal year do not include amounts accrued as of the end of such fiscal year for signed contracts where the contract location was not opened as of the end of the fiscal year, since the bonuses are to be paid only if and when such contract locations open.

(2) The amounts shown include reimbursements for relocation expenses of $5,083 in fiscal 1997 and $116,647 in fiscal 1996 for Mr. Lefton, and $45,224 in fiscal 1997 and $28,723 in fiscal 1996 for Mr. DeVaney, respectively.

(3) The number of options granted in fiscal 1996 and fiscal 1995 are adjusted to reflect the three-for-two stock split effected by the Company as a 50% stock dividend in January 1997.

(4) The amounts shown for each fiscal year consist of Company contributions made in that fiscal year to the 401(k) Plan of the Company on behalf of the Executive Officers with respect to the prior calendar year.

      STOCK OPTION GRANTS

         The Company did not grant any options to purchase shares of Common Stock to the Executive Officers in the fiscal year ended August 31, 1997.

AGGREGATE OPTION EXERCISES IN FISCAL 1997 AND OPTION VALUES AT FISCAL YEAR-END

         The following table sets forth, for each Executive Officer, information regarding stock options exercised during the fiscal year ended August 31, 1997, the number of shares covered by both exercisable and unexercisable stock options as of August 31, 1997, and the value of stock options outstanding as of August 31, 1997.

                          AGGREGATED OPTION EXERCISES
                      IN FISCAL YEAR ENDED AUGUST 31, 1997
                    AND OPTION VALUES AS OF AUGUST 31, 1997

                                                           NUMBER OF SECURITIES
                                SHARES                    UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                               ACQUIRED                      OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                                  ON                          YEAR-END (#) (1)             FISCAL YEAR-END (2)
                               EXERCISE       VALUE      ---------------------------- -----------------------------
     NAME                       (#) (1)      REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
     ----                     ----------    ----------    -----------   -------------   -----------   -------------
     James Ken Newman  . . .         ---          ---         283,701         175,158   $ 6,293,791   $   3,479,797
     Robert A. Lefton  . . .      11,250   $  182,500          13,125          63,750       284,844         864,687
     James W. McAtee              42,485      750,569         154,190         103,326     3,369,124       2,014,958
     Gary A. Kagan . . . . .      18,750      275,956         128,461         132,632     2,768,485       2,498,731
     John F. DeVaney . . . .      15,000      257,500          22,876          65,624       476,426         889,198

---------------------

(1) Adjusted to reflect the three-for-two stock split effected by the Company in the form of a 50% stock dividend in January 1997.

(2) Calculated based on the closing price of the Common Stock of $23.75 per share as reported on the Nasdaq National Market on August 29, 1997, the last trading day of fiscal 1997, less the applicable exercise price. The values shown for Mr. Lefton and Mr. DeVaney were calculated by including as an addition to the per share exercise price of certain options granted to such individuals in fiscal 1993 and fiscal 1994 the amount per share paid by such individuals to purchase such options.

OTHER COMPENSATION ARRANGEMENTS

         Executive Retention Agreement

         Effective September 1, 1997, the Company entered into an Executive Retention Agreement with James Ken Newman. Pursuant to the Executive Retention Agreement, Mr. Newman agreed to continue to serve as Chairman and Chief Executive Officer of the Company. Mr. Newman has served as President and Chief Executive Officer of the Company since July 1989, and as Chairman since February 1992. Effective September 1, 1997, Robert A. Lefton was elected President of the Company.

         The Executive Retention Agreement has a five year term, subject to automatic renewal so that it maintains a three year term at all times until the Company elects to terminate such automatic renewal provision which it can elect to do at any time. Under the agreement, Mr. Newman receives an annual salary of $280,000, subject to increase by the Company in its discretion, and is to be provided with a bonus plan which, if performance criteria to be established as a part of the plan are satisfied, will permit Mr. Newman to earn an annual bonus up to 100% of his annual base salary. At any time during the term of the agreement, Mr. Newman may elect to retire, in which case he will become a consultant to the Company for the remaining term of the agreement at an annual compensation level equal to seventy-five percent (75%) of his annual base salary at the time of retirement. Any stock options granted to Mr. Newman during the term of the agreement are to have a ten year term and vest not less than 10% per year at the end of each of the first eight years and be fully vested at the end of nine years, subject, however, to acceleration upon the occurrence of certain events.

         The agreement contains certain confidentiality and noncompetition provisions. The noncompetition agreements stay in place so long as Mr. Newman receives severance payments under the agreement, which will be for the remaining term of the agreement in the event of termination of the agreement under certain conditions. Mr. Newman may limit the term of the noncompetition agreement to 24 months by electing to forego any additional severance payments after such period. In the event Mr. Newman voluntarily resigns, no severance payments are payable but he will be subject to the noncompetition agreement for 24 months after the date of resignation.

         The agreement has certain provisions which provide for the acceleration of the vesting of stock options and the resignation of Mr. Newman for good reason after the occurrence of a change of control of the Company.

         Employment Agreement

         The Company has entered into an employment agreement with Mr. Kagan. Under his employment agreement, Mr. Kagan is entitled to a base salary that is subject to increase, but not decrease, by the Board of Directors of the Company. The annual base salary for Mr. Kagan was $212,000 as of August 31, 1997. The employment agreement also allows Mr. Kagan to participate in the insurance and other fringe benefit plans provided to the Company's employees generally from time to time.

         Mr. Kagan's employment agreement is terminable by either party thereto with or without cause upon at least 30 days prior written notice. In addition, either party may terminate the employment agreement "with cause" under certain circumstances. Mr. Kagan can terminate with cause if the Company materially breaches or fails to perform under the agreement. The Company may terminate with cause if Mr. Kagan (i) is unable to perform his duties due to illness, injury or incapacity for more than six months or death, (ii) is convicted of a felony or (iii) breaches or neglects to perform under the agreement. If the employment agreement is terminated without cause by the Company or with cause by Mr. Kagan, Mr. Kagan will be entitled to receive (i) any bonus previously earned, (ii) a severance cash payment equal to one year's base salary, payable in twelve equal monthly installments and (iii) accelerated vesting of all outstanding stock options and other benefits or bonuses or, alternatively, with respect to any benefits or bonuses that cannot be fully vested pursuant to applicable law, will be entitled to receive if allowed by law cash equal to the amount of benefits or bonuses forfeited. Mr. Kagan's employment agreement contains certain noncompetition and nonsolicitation covenants binding on him during the employment term and for specified periods thereafter unless the employment agreement is terminated by the Company without cause or by Mr. Kagan with cause. The employment agreement also contains certain confidentiality and nondisclosure covenants on the part of Mr. Kagan that survive termination for any reason.

         Contingent Bonuses

         In January 1995, the Compensation and Option Committee approved contingent bonuses applicable to Messrs. Newman, McAtee and Kagan. The aggregate amounts of such bonuses which may be earned by Messrs. Newman, McAtee and Kagan are $216,904, $123,176 and $206,000, respectively. Each such individual will be entitled to receive 25% of his aggregate potential bonus on or after October 31, 1995, 1996, 1997 and 1998, on a cumulative basis, but only if the conditions discussed below are satisfied. The bonuses will be considered earned by the executive officer and payable by the Company only if
(i) each respective bonus is utilized to pay the exercise price of stock options for the purchase of Common Stock and (ii) the executive officer has remained in the continuous employment of the Company until the date when each such bonus, or portion thereof, is paid. The bonuses may be payable in one or more installments as and when the executive officer elects to exercise stock options, provided that the conditions to the receipt of the bonus have been satisfied on the payment date thereof. In fiscal 1996, $54,000 and $13,346 of such bonuses were paid to Messrs. Newman and McAtee, respectively, and used to pay the exercise price of stock options for the purchase of Common Stock exercised by them in such fiscal year. In fiscal 1997, $35,404 and $67,794 of such bonuses were paid to Messrs. McAtee and Kagan, respectively, and used to pay the exercise price of stock options for the purchase of Common Stock exercised by them in such fiscal year. Such payments represent the only bonus payments made by the Company through August 31, 1997 under the contingent bonus plan.

DIRECTOR COMPENSATION

         The Company's Amended and Restated 1995 Stock Option Plan for Eligible Outside Directors (the "Director Plan") provides for a one-time formula grant of stock options to purchase 15,000 shares of Common Stock to each non-employee director of the Company upon such director's initial election to the Board of Directors if the director satisfies certain criteria specified in such plan, as well as an annual formula grant of stock options to purchase 3,000 shares of Common Stock to each eligible non-employee director who is reelected to the Board of Directors at an annual meeting of stockholders of the Company after the expiration of at least one year from the initial grant referred to above and who meets certain other specified criteria. Stock options granted to directors under such plan vest and become exercisable in five equal cumulative annual installments on each annual anniversary of the grant date. Such stock options terminate on the date any optionee ceases to be a director of the Company for any reason other than death (in the event of the optionee's death, stock options vested at the date of death are exercisable for one year thereafter).

         Upon their reelection to the Board of Directors in January 1997, each of Messrs. Bello, Longfield and Steen received formula grants of stock options to purchase 3,000 shares of Common Stock under the Director Plan. Each one of these three individuals who is reelected to the Board of Directors at the Annual Meeting will receive a formula grant of stock options to purchase 3,000 shares of Common Stock under such plan. Any such additional stock options will be granted on the date of the Annual Meeting at an exercise price equal to the closing price of the Common Stock on the Nasdaq National Market on that date. Upon his election to the Board of Directors on August 1, 1997, Mr. Buncher received the one-time formula grant of stock options to purchase 15,000 shares of Common Stock. However, since he will not have served on the Board of Directors for at least one year by the date of the Annual Meeting, Mr. Buncher will not be eligible for any additional formula grant if he is reelected to the Board of Directors at the Annual Meeting.

         Directors of the Company do not receive any other compensation for service on the Board of Directors or any committee thereof, but are reimbursed for their out-of-pocket expenses incurred in attending meetings of the Board of Directors.

                       COMPENSATION AND OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

GENERAL

         The Compensation and Option Committee of the Board of Directors of the Company reviews and approves the salaries and annual incentive bonuses of the officers of the Company at or above the Vice President level and all grants of options to purchase shares under the Company's stock option plans to eligible directors, officers, employees and consultants of the Company. At all times during the fiscal year ended August 31, 1997, the Compensation and Option Committee was composed exclusively of directors who were "non-employee directors" and "outside directors" as defined by applicable Securities and Exchange Commission rules and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), respectively. The members of such Committee are neither employees nor former employees of the Company nor have such individuals participated in any of the Company executive or other employee compensation programs. During fiscal 1997, the Committee was composed of two directors, Mr. Anderson and Mr. Pitts. Mr. Pitts voluntarily resigned from the Board of Directors on October 6, 1997. On October 17, 1997, the Board of Directors appointed Mr. Longfield as a member of the Committee. Neither Mr. Pitts nor Mr. Longfield participated in the preparation of this report.

         Horizon's executive compensation policy is designed and administered to provide a competitive compensation program that will enable Horizon to attract, motivate, reward and retain executives who have the skills, education, experience and capabilities required to discharge their duties in a competent and efficient manner. The compensation policy is based on the principle that the financial rewards to the executive should be aligned with the financial interests of the stockholders of Horizon.

         Horizon's executive compensation strategy has three separate elements, consisting of base salary, annual incentive compensation and long-term incentive compensation (stock options). The following is a summary of the policies underlying each element.

BASE SALARY

         James Ken Newman, Chairman and Chief Executive Officer of the Company, and Gary A. Kagan, Executive Vice President - Development, are the only executive officers who are parties to employment agreements with the Company. See "Other Compensation Arrangements." The agreements permit, but do not require, increases to their base salaries, and also contemplate the opportunity for an annual incentive bonus. The Compensation and Option Committee reviews the base salaries of Messrs. Newman and Kagan (as well as other officers, including the other Executive Officers) periodically, considering factors such as individual and corporate performance, and individual experience, expertise and years of service.

         In determining Mr. Newman's overall compensation as well as the compensation of the other officers, the Compensation and Option Committee also reviews certain compensation levels at other companies including selected peer companies. Such other companies are not necessarily the same as the companies in the peer group index in the Performance Graph section of this Proxy Statement because the Compensation and Option Committee believes that the Company competes for executive talent with companies in addition to those in its peer group. The Compensation and Option Committee does not attempt to set base salaries at any particular level based on such surveys, but rather uses such surveys to obtain an overview of compensation levels in general.

         No particular weight is given by the Compensation and Option Committee to any of the foregoing factors, and decisions as to adjustments in base salaries are primarily subjective. In July 1996, the base salaries of each of the Company's officers at or above the Vice President level were reviewed and increases approved for each of the officers to be effective at various dates during fiscal 1997. For Mr. Newman, an increase of $22,000 to $250,000 effective August 1, 1996 was approved. This increase was based upon the continued growth in the size of the Company and the improved financial performance of the Company. Effective August 1, 1997, the Compensation and Option Committee granted Mr. Newman an increase of $30,000 to $280,000, based upon the

Company's continued growth in revenue and earnings. In addition, the Company entered into the Executive Retention Agreement with Mr. Newman, effective as of September 1, 1997, in order to retain the services of Mr. Newman on a basis which is intended to provide continuity of management for the Company.

ANNUAL INCENTIVE COMPENSATION

         For services rendered during fiscal 1997, each of Horizon's Executive Officers received cash bonuses upon the completion of such fiscal year. All such cash bonuses were awarded based upon performance criteria. Mr. Newman's bonus potential for fiscal 1997 was set by his employment agreement at 100% of his annual base salary. For fiscal 1997, the performance criteria were set based upon the Board-approved budget which was consistent with the then current public expectation of earnings per share for the Company.

         Mr. McAtee's bonus was set at up to 60% of his average base salary for the fiscal year and was based upon the Company achieving the same
Board-approved budget.

         Mr. Kagan's bonus was set at a designated amount for each new management contract signed during the fiscal year above a specified minimum number of new contracts.

         Messrs. Lefton and DeVaney had bonuses set at up to 60% of their average base salary for fiscal 1997, with 50% of the bonus based upon the financial results of their respective areas of responsibility and 50% of the bonus based upon the Company achieving the Board-approved budget.

         In addition, the Regional Vice Presidents of the Company had bonuses set at up to 50% of their average base salary for fiscal 1997, with 100% of the bonus based upon the financial results of their regions.

LONG-TERM INCENTIVES

         The Compensation and Option Committee is authorized to grant incentive and nonqualified stock options to key employees of the Company, including officers. Such option grants are intended to provide long-term incentive to increase stockholder value by improving corporate performance and profitability. Stock option grants provide an incentive that focuses the executive's attention on managing the Company from the perspective of an owner with an equity stake in the business. These grants also help ensure that operating decisions are based on long-term results that benefit the Company and ultimately the stockholders. Currently, stock options are not necessarily granted annually, but are granted from time to time at the discretion of the Compensation and Option Committee. While no specific formula is used to determine stock option grants made to any particular grantee, grants are generally based upon a subjective evaluation of non-objective factors such as the grantee's past contribution toward Company performance and expected contribution to meeting long-term strategic goals of the Company.

         Section 162(m) of the Code imposes a $1,000,000 limit on the amount of compensation that will be deductible for Federal income tax purposes by the Company each fiscal year with respect to each of the Chief Executive Officer and the four other most highly compensated executive officers of the Company. The base salary and annual incentive compensation level of the Company's executive officers is currently well below this limit. The Company believes that the limitation of Section 162(m) does not apply to compensation earned or that may be earned with respect to the stock options granted to the Executive Officers under the stock option plans of the Company during or prior to the fiscal year ended August 31, 1997. The structure of the 1998 Stock Option Plan to be voted upon by the stockholders of the Company at the Annual Meeting is intended to make grants thereunder qualify as "performance-based compensation" not subject to the limitation of Section 162(m).

                                           Compensation and Option Committee

                                           Jack R. Anderson

                               PERFORMANCE GRAPH

         The following graph shows a comparison of the total cumulative stockholder return for the Company, the Total Return Index for Nasdaq Stock Market (US Companies) (the "Nasdaq (US) Index") and a peer group selected by the Company, for the period from March 14, 1995 (the date on which the Common Stock was first registered under Section 12 of the Securities Exchange Act of
1934) through August 31, 1997. The comparison below assumes $100 was invested on March 14, 1995 in each of the Common Stock, shares comprising the Nasdaq
(US) Index and the common stock of the peer group, and assumes reinvestment of dividends. Neither the Company nor any companies in the peer group paid any dividends during such period.

                           Horizon Health Corporation
                    Total Cumulative Stockholder Return for
                         Period Ending August 31, 1997
--------------------------------------------------------------------------------
                       3/14/95         8/31/95         8/31/96         8/31/97
--------------------------------------------------------------------------------
Horizon                 100.00          150.00          220.00          356.25
--------------------------------------------------------------------------------
NASDAQ (US)             100.00          126.67          142.84          199.28
--------------------------------------------------------------------------------
Peer Group              100.00          113.06          123.34          186.76
--------------------------------------------------------------------------------

         The peer group consists of the following publicly traded companies in the health management services industry: Air Methods Corp., American Healthcorp. Inc., Comprehensive Care Corp., Hemacare Corp., Medquist, Inc., Northstar Health Services Inc. and Rehabcare Group, Inc.

                        SECURITY OWNERSHIP BY MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

         Set forth below is certain information with respect to the beneficial ownership of Common Stock as of December 15, 1997, by (i) each person who, to the knowledge of the Company, beneficially owns more than 5% of the outstanding Common Stock, (ii) each current director (which constitutes all nominees for director) of the Company, (iii) each Executive Officer and (iv) all directors and Executive Officers of the Company as a group. Except as indicated below, to the Company's knowledge each person named has sole voting and investment power with respect to all shares shown as beneficially owned by such person.

                                                                            SHARES BENEFICIALLY
                                                                                   OWNED
                                                                  --------------------------------------
NAME                                                                    NUMBER               PERCENT
----                                                              -----------------      ---------------
James Ken Newman (1)(2) . . . . . . . . . . . . . . . . . .                694,131               9.4%
Howard B. Finkel (1)  . . . . . . . . . . . . . . . . . . .                663,600               9.4
Jack R. Anderson (1)  . . . . . . . . . . . . . . . . . . .                527,400               7.5
Lutheran Brotherhood (1)  . . . . . . . . . . . . . . . . .                417,650               5.9
Joseph A. Cohen (1) . . . . . . . . . . . . . . . . . . . .                375,650               5.3
James W. McAtee (3) . . . . . . . . . . . . . . . . . . . .                303,096               4.2
George E. Bello (4) . . . . . . . . . . . . . . . . . . . .                177,600               2.5
Gary A. Kagan (5) . . . . . . . . . . . . . . . . . . . . .                150,297               2.1
John F. DeVaney (6) . . . . . . . . . . . . . . . . . . . .                 18,376                *
Robert A. Lefton (7)  . . . . . . . . . . . . . . . . . . .                 10,500                *
Donald E. Steen (4) . . . . . . . . . . . . . . . . . . . .                  9,600                *
William H. Longfield (4)  . . . . . . . . . . . . . . . . .                  8,100                *
James E. Buncher  . . . . . . . . . . . . . . . . . . . . .                  2,250                *
All directors and Executive Officers as a group
 (11 persons)(8)  . . . . . . . . . . . . . . . . . . . . .              2,564,950               33.0

--------------------
 * Less than 1%.


(1) The address of James Ken Newman is 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011. The address of Howard B. Finkel is 768 Chimney Creek, Golden, Colorado 80401. The address of Jack R. Anderson is 16475 Dallas Parkway, Suite 735, Dallas, Texas 75248. The address of Lutheran Brotherhood is 625 Fourth Avenue South, Minneapolis, Minnesota 55415. The address of Joseph A. Cohen is c/o The Garnet Group, 825 Third Ave., 40th Floor, New York, New York 10022.

(2) Includes 51,000 shares of Common Stock held by a limited partnership for which Mr. Newman serves as an officer and director of the corporate general partner and 61,500 shares of Common Stock held by a foundation of which Mr. Newman is a director and officer. Also includes 330,705 shares of Common Stock issuable upon the exercise of immediately exercisable stock options.

(3) Includes 19,998 shares of Common Stock held in trust for the benefit of Mr. McAtee's children. Also includes 182,097 shares of Common Stock issuable upon the exercise of immediately exercisable stock options.

(4) Includes 6,000 shares of Common Stock issuable upon the exercise of immediately exercisable stock options and 600 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days.

(5)    Consists of 150,297 shares of Common Stock issuable upon the
       exercise of immediately exercisable stock options.  (6)    Consists of
       18,376 shares of Common Stock issuable upon the exercise of immediately exercisable stock options.

(6) Consists of 18,376 shares of Common Stock issuable upon the exercise of immediately exercisable stock options.

(7) Consists of 8,625 shares of Common Stock issuable upon the exercise of immediately exercisable stock options and 1,875 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days.

(8) Includes 711,775 shares of Common Stock issuable upon the exercise of stock options held by certain directors and Executive Officers that are immediately exercisable or will be exercisable within 60 days.

       On October 22, 1997, pursuant to a registration rights agreement entered into in connection with the Company's acquisition of Specialty Healthcare Management, Inc. in August 1997, the Company filed a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (Registration No. 333-38421), pursuant to which certain selling stockholders, including certain directors and Executive Officers of the Company, would offer and sell up to 1,426,000 shares of Common Stock of the Company in a firm commitment underwritten public offering. The primary offering under the Registration Statement is currently expected to consist of 1,240,000 shares of Common Stock, of which an aggregate of 605,720 shares would be sold by certain directors and Executive Officers of the Company. In addition, in the offering, certain directors and Executive Officers of the Company are expected to grant the underwriters an overallotment option to purchase up to an aggregate of 186,000 additional shares of Common Stock. The Company is not expected to sell any shares or receive any proceeds from the sale of any shares in the offering pursuant to the Registration Statement. There can be no assurance as to when, if at all, or on what terms the offering will be consummated. See also "Certain Relationships and Related Transactions."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and certain officers of the Company, and persons who beneficially own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such reports furnished to the Company, the Company believes that during the fiscal year ended August 31, 1997 all Section 16(a) filing requirements applicable to its directors, officers and greater than ten percent beneficial stockholders were complied with, except that required filings of one Form 5 by Mr. Newman (with respect to one exempt gift of shares) and one Form 4 by Mr. McAtee (with respect to one exempt stock option exercise), inadvertently were made late.

                                 PROPOSAL NO. 2

                   APPROVAL OF THE HORIZON HEALTH CORPORATION
                             1998 STOCK OPTION PLAN

       As of December 15, 1997, there were stock options to purchase only an aggregate 52,750 shares of Common Stock available for grant under the existing employee stock option plans of the Company. At the Annual Meeting, stockholders are asked to approve the Horizon Health Corporation 1998 Stock Option Plan (the "1998 Stock Option Plan"). The purpose of the 1998 Stock Option Plan is to give the Company a competitive advantage in attracting, retaining and motivating directors, officers, employees and consultants and to provide the Company and its subsidiaries with a stock option plan providing incentives directly linked to the profitability of the Company's business and increases in stockholder value.

       On October 17, 1997, the Board of Directors of the Company adopted the 1998 Stock Option Plan, but such approval was made subject to and conditioned upon approval of the 1998 Stock Option Plan by the stockholders of the Company. The Company is seeking stockholder approval of the 1998 Stock Option Plan as directed by the Board of Directors and to comply with the stockholder approval requirements of Section 162(m) of the Code and certain applicable Nasdaq National Market rules.

       Set forth below is a discussion of the material terms of the 1998 Stock Option Plan. Such discussion is qualified in its entirety by reference to the 1998 Stock Option Plan, a copy of which is attached as Appendix A to this Proxy Statement and incorporated herein by reference.

DESCRIPTION OF THE 1998 STOCK OPTION PLAN

       Subject to adjustment as provided in the 1998 Stock Option Plan, the 1998 Stock Option Plan authorizes the granting of nonqualified stock options to purchase up to 500,000 shares of Common Stock of the Company to such directors, officers, employees and consultants of the Company and its subsidiaries as may be designated by the Compensation and Option Committee of the Board of Directors or such other committee as the Board of Directors may designate to administer the 1998 Stock Option Plan (the "Committee"). Nonqualified stock options are stock options that do not qualify as incentive stock options within the meaning of Section 422 of the Code.

       All directors, officers, full-time employees, and consultants of the Company and its subsidiaries who are responsible for or contribute to the management, growth and profitability of the business of the Company and its subsidiaries are eligible to be granted options under the 1998 Stock Option Plan. At December 1, 1997, the Company had approximately 1,091 directors, officers and employees eligible to participate in the 1998 Stock Option Plan.

       The Committee will administer the 1998 Stock Option Plan, approve the eligible participants who will receive options, determine the number, form and terms of such options and have the power to fix vesting periods. The 1998 Stock Option Plan provides that, during any fiscal year of the Company, no participant in the 1998 Stock Option Plan may be granted options thereunder covering in excess of 150,000 shares of Common Stock, subject to adjustment as provided in the plan.

       Section 162(m) of the Code provides that publicly traded companies may not deduct compensation paid to the chief executive officer or any of its four most highly compensated other officers ("Covered Employees") to the extent such compensation exceeds $1,000,000 in any one tax year, unless the payments, among other things, are made based upon the attainment of objective performance goals that are established by a committee of the board of directors, comprised solely of two or more outside directors, based upon business criteria and other material terms approved by stockholders. The 1998 Stock Option Plan is intended to be designed so that options granted with a fair market value exercise price that are made to Covered Employees will be considered performance-based and hence fully deductible.

       Under the terms of the 1998 Stock Option Plan, the Committee may from time to time grant options to purchase shares of Common Stock at a per share price (generally payable in cash and/or shares of Common Stock) determined by the Committee which may not be less than the Fair Market Value of the Common Stock on the date of grant. Fair Market Value is defined as the closing price per share of the Common Stock on the Nasdaq National Market or such other national securities exchange on which the Common Stock is listed on the date the option is granted. The closing price of the Common Stock on the Nasdaq National Market on December 15, 1997 was $22.375 per share. Generally, options granted under the 1998 Stock Option Plan may not be exercised later than ten years after the date of grant.

       The Committee will determine the times at which an option may be exercised. Except as otherwise determined and as set forth below, an option may only be exercised during employment or generally during a specified period
following termination of employment.   If the termination of employment of an
optionee occurs as the result of such optionee's permanent and total disability, or upon the death of an optionee, the options held by such optionee generally may thereafter be exercised, to the extent to which they were exercisable at the date of such termination of employment or death, at any time during the 90 day period following such event. After an optionee retires from the Company or any of its subsidiaries under the normal retirement policies of the Company, the optionee's options generally may thereafter be exercised, to the extent to which they were exercisable at the time of the optionee's retirement, at any time during the 90 day period following retirement, provided that in the event of death prior to the expiration of the option, options generally may be exercised during the period of 90 days following the date of death. If an optionee voluntarily terminates employment with the Company and its subsidiaries, or if such employment is terminated by the Company or its subsidiary for cause (as defined in the 1998 Stock Option Plan), all unexercised options of such optionee generally terminate in their entirety on the date of termination of employment. If the Company or a subsidiary terminates an optionee's employment without cause (as defined), the optionee's options generally may thereafter be exercised, to the extent to which they were exercisable at the time of the optionee's termination of employment, at any time during the 30 day period following termination of employment.

       Notwithstanding the provisions described in the preceding paragraph, an optionee's options will not terminate upon termination of employment if such optionee continues to serve as a consultant or director to the Company or any
of its subsidiaries.   In such case, the options will continue in effect,
including future vesting of installments, until the status of such optionee as a consultant or director terminates, at which time the options shall terminate on the date of such termination of consultant or director status on the same basis as described in the preceding paragraph with respect to termination of employment.

       In the event of a termination of an optionee's employment or consultant or director status with the Company, other than for cause (as defined), following a change of control (as defined in the 1998 Stock Option Plan), options granted under the 1998 Stock Option Plan with a vesting date no more than three years from the date of such termination will accelerate as to vesting.

       At the time any option under the 1998 Stock Option Plan is granted or at any time thereafter, the Committee may grant the optionee the right to receive a cash payment in an amount specified by the Committee, to be paid when the option results in compensation income to the optionee and to assist the optionee in paying the resulting taxes. Options under the 1998 Stock Option Plan are transferable only by will or the laws of descent and distribution or as a gift to family members of the optionee or trusts for the benefit of family members of the optionee, as described in the 1998 Stock Option Plan.

       The 1998 Stock Option Plan provides that shares of Common Stock subject to options granted thereunder may be authorized but unissued shares or treasury shares. Authorized but unissued shares of Common Stock have been reserved for issuance upon exercise of options that may be granted under the 1998 Stock Option Plan. If any option granted under the 1998 Stock Option Plan terminates without being exercised, shares of Common Stock subject to the option will again be available for distribution in connection with options under the plan.

       No options may be granted under the 1998 Stock Option Plan after the tenth anniversary of the date of approval of the 1998 Stock Option Plan by the stockholders of the Company, but options theretofore granted may extend beyond that date. The 1998 Stock Option Plan may be amended by the Board of Directors in any respect at any time (including to increase the number of options that may be granted thereunder or to change the minimum exercise price of an option) without the approval of the stockholders of the Company (except to the extent, if at all, stockholder approval of the amendment is required by applicable law, stock market or exchange rule, or agreement). Any such amendment of the 1998 Stock Option Plan without stockholder approval may, with respect to future grants of options under the plan, cause the loss of the performance-based exemption from Section 162(m) of the Code with respect to such options. In addition, the 1998 Stock Option Plan may be discontinued by the Board of Directors at any time. No amendment or termination of the plan may impair the rights of any holder of options granted prior thereto without such holder's consent, except an amendment made to cause the plan to qualify for any exemption in Rule 16b-3 from the short-swing profit recovery provisions of
Section 16 of the Securities Exchange Act of 1934.   Subject to certain
limitations, the Committee may amend the terms of any option theretofore granted thereunder, but the 1998 Stock Option Plan does not permit the Committee to amend an option in a manner that would impair the rights of any holder without the holder's consent, except an amendment made to cause the plan or option to qualify for any exemption in Rule 16b-3 from the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934. The Committee has the power to interpret the 1998 Stock Option Plan and to make all other determinations necessary or advisable for its administration.

       Except as otherwise described herein, benefits under the 1998 Stock Option Plan to the Chief Executive Officer and the other Executive Officers of the Company and to the directors, other officers, employees and consultants of the Company are not currently determinable because the 1998 Stock Option Plan is discretionary. No options have been granted under the 1998 Stock Option Plan as of the date of this Proxy Statement.

FEDERAL INCOME TAX CONSIDERATIONS

       THE FOLLOWING DISCUSSION ADDRESSES ONLY THE GENERAL FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS UNDER THE 1998 STOCK OPTION PLAN. IT DOES NOT ADDRESS THE IMPACT OF STATE AND LOCAL TAXES, THE FEDERAL ALTERNATIVE MINIMUM TAX OR SECURITIES LAWS RESTRICTIONS, AND IS INTENDED FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT INTENDED AS A TAX ADVICE TO PARTICIPANTS IN THE 1998 STOCK OPTION PLAN, WHO SHOULD CONSULT THEIR OWN TAX ADVISORS.

       Income. Generally, an optionee will not recognize any taxable income, and the Company will not be allowed a tax deduction, upon the granting of an option. Upon the exercise of an option, the optionee realizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired at the time the option is exercised over the exercise price for such shares. At that time, the Company will be allowed a tax deduction equal to the amount of ordinary taxable income recognized by the optionee, subject to the limitations described below.

       When an optionee exercises an option by paying the exercise price solely in cash, the basis in the shares acquired is equal to the fair market value of the shares on the date ordinary income is recognized, and the holding period for such shares begins on the day after the shares are received. When an optionee exercises an option by exchanging previously acquired shares of Common Stock held as capital assets in partial or full payment of the exercise price, shares of Common Stock received by the optionee equal in number to the previously acquired shares exchanged therefor will be received free of tax and will have the same basis and holding period as such previously acquired shares. The optionee will recognize ordinary taxable income equal to the fair market value of any additional shares received by the optionee, less the amount of any cash paid by the optionee in payment of the exercise price. The optionee will have a basis in such additional shares equal to their fair market value on the date ordinary income is recognized and the holding period of such shares will commence on the day after the shares are received.

       Upon subsequent disposition of shares acquired upon exercise of an option, the difference between the amount realized on the sale and the basis of the shares is treated as long-term or short-term capital gain or loss, depending on the holding period for the shares. Long-term capital gain treatment is applicable if the share are held for more than one year. A lower capital gains rate may apply if the shares are held for more than 18 months, and after December 31, 2000 an even lower rate may apply to shares held for more than five years. The Code limits the deductibility of capital losses. The subsequent disposition of shares acquired by exercise of an option will not result in any additional tax consequences to the Company.

       Withholding. The Company has a right to withhold any sums required by federal, state, local or foreign tax laws with respect to the exercise of any option or to require payment of such amounts before delivery of shares.

       Limitations on The Company's Ability to Take Deductions; Excess Parachute Payments. The Company must satisfy applicable federal tax reporting requirements with respect to options in order to be entitled to the deductions described above. In addition, Section 162(m) of the Code provides that compensation of an individual who is a Covered Employee may not be deducted to the extent such compensation exceeds $1,000,000 in any taxable year, unless such compensation qualifies as "performance-based" under Section 162(m).

       If options are granted, accelerated or enhanced in connection with a change of control of the Company, all or a portion of the value of such options may constitute "excess parachute payments." The Company would not be permitted to deduct excess parachute payments, and the recipient of such a payment would be subject to a 20 percent federal excise tax. Furthermore, excess parachute payments to Covered Employees would reduce the $1,000,000 limitation on deduction of other compensation to such Covered Employees under Section 162(m) by an equal amount, and thus could result in the compensation to such individuals being nondeductible.

       THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 1998 STOCK OPTION PLAN, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                                 PROPOSAL NO. 3

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

       The stockholders are asked to ratify the appointment of Price Waterhouse LLP as the independent accountants for the Company for the fiscal year ending August 31, 1998. Price Waterhouse LLP, a certified public accounting firm, has served as the independent accountants for the Company since 1991. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

       Ratification of the appointment of the independent accountants is not a matter which is required to be submitted to a vote of stockholders, but the Board of Directors considers it appropriate for the stockholders to express or withhold approval of the appointment. If stockholder approval should not be obtained, the Board of Directors would consider an alternative appointment for fiscal 1998.

       THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING AUGUST 31, 1998, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       Horizon acquired Specialty Healthcare Management, Inc. on August 11, 1997 in exchange for the issuance by Horizon to the Specialty stockholders of 1,400,000 shares of Common Stock of Horizon. At the time of the acquisition, Howard B. Finkel was the Chairman of the Board and Chief Executive Officer of Specialty. Pursuant to the terms of the Specialty acquisition agreement, the Company agreed to appoint Mr. Finkel as a director of the Company effective immediately after consummation of the acquisition. In addition, the Company agreed to use its best efforts to cause Mr. Finkel to be nominated and elected as a member of the Board of Directors so long as he beneficially owns not less than 5% of the outstanding Common Stock of the Company. As of December 15, 1997, Mr. Finkel beneficially owned approximately 9.4% of the Common Stock of the Company. Mr. Finkel is currently a member of the Board of Directors of the Company and is a nominee for reelection as a director at the Annual Meeting. See "Proposal No. 1 - Election of Directors."

       The consideration paid by the Company for its acquisition of Specialty was determined based upon negotiations between the Company and the Specialty stockholders, including Mr. Finkel. The terms of the transaction, including the exchange rate, were approved by the Board of Directors of the Company, and thereafter the issuance of the 1,400,000 shares of Common Stock in the transaction was approved by the stockholders of the Company at a special meeting of stockholders held on August 11, 1997. A total of 663,600 of the 1,400,000 shares of Common Stock issued by Horizon in the Specialty acquisition were issued to Mr. Finkel in exchange for his 47.4% of the outstanding common stock of Specialty.

       Pursuant to the Specialty acquisition agreement, the Company also entered into a registration rights agreement with the former Specialty stockholders, including Mr. Finkel. The Company agreed to prepare and file a registration statement as soon as practicable after its audited consolidated financial statements for its fiscal year ended August 31, 1997 were available. The registration statement was to register for sale the shares of Common Stock of the Company issued to the Specialty stockholders in the acquisition transaction, which shares were issued in the Specialty transaction pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

       Under the registration rights agreement, the Company could elect for the offering under the registration statement to be in the form of an underwritten offering. In the event that the Company elected not to proceed or was unable to effect such offering as an underwritten offering, then the Company was nevertheless obligated to proceed within the same time period specified above with the registration statement and the offering on a non-underwritten basis and to keep the registration statement in effect generally for 90 days but, in that event, for at least a two week period after the effective date of the registration statement the selling Specialty stockholders are required to attempt to sell the shares offered thereunder only through block sales arranged by a broker-dealer selected by the Company and reasonably satisfactory to the selling stockholders.

       Pursuant to the registration rights agreement, the Company filed the Registration Statement with the Securities and Exchange Commission on October 22, 1997. The Registration Statement contemplates a firm commitment underwritten public offering of up to an aggregate of 1,426,000 shares of Common Stock by certain selling stockholders, including Mr. Finkel and other former Specialty stockholders. On October 27, 1997, the Commission informed the Company that the Commission would not review the Registration Statement, but the selling stockholders decided to delay the effectiveness of the Registration Statement until not earlier than January 1998. There can be no assurance as to when the offering under the Registration Statement will occur, if at all. See "Security Ownership by Management and Principal Stockholders."

       The registration rights agreement also granted certain piggyback registration rights in favor of Mr. Finkel that will take effect after the offering pursuant to a registration statement filed under the registration rights agreement and expire in August 1998. The other Specialty stockholders may have the same piggyback registration rights under certain conditions with respect to the shares of Common Stock not sold pursuant to such registration statement. After an offering pursuant to a registration statement filed under the registration rights agreement, the former Specialty stockholders will not have other demand registration rights.

       In the registration rights agreement, the Company agreed to pay all registration expenses (as defined in the registration rights agreement, but excluding underwriting discounts and commissions) in connection with any registration statement filed thereunder. The registration rights agreement contains customary indemnification provisions. The rights granted to the Specialty stockholders under the registration rights agreement will terminate when, among other things, the shares of Horizon Common Stock exchanged for Specialty shares in the Specialty acquisition transaction may be sold within the limitations set forth in Rule 144 under the Securities Act.

       In the Specialty agreement, Mr. Finkel agreed to certain noncompetition and other covenants in favor of the Company. The noncompetition covenants of Mr. Finkel are to remain in effect until the later of August 11, 2000 or two years after Mr. Finkel ceases to be a member of the Board of Directors of the Company. Mr. Finkel also agreed to certain confidentiality, nondisclosure and nondisparagement covenants in favor of the Company.

       At the closing of the Specialty transaction, 51,282 shares issued to the Specialty stockholders were delivered on a pro rata basis into an escrow held by the Company. Under the escrow agreement between the Company and Mr. Finkel, individually and as representative of the Specialty stockholders, the Company must notify the Specialty stockholders in writing of any claim under the indemnification provisions of the Specialty agreement. To the extent, if any, the Specialty stockholders do not dispute the Company's claim during a specified period after the Company provides such notice, the Company will be entitled to receive such number of the escrow shares held in escrow as have an aggregate value (calculated at $23.25 per share) equal to the amount of the Company's claim, or such fewer escrow shares as then remain in escrow. To the extent, if any, the Specialty stockholders dispute the Company's right to payment from the escrow shares held in escrow, the Specialty stockholders may notify the Company, and the Company and the Specialty stockholders will resolve the Company's claim by arbitration. If appropriate based on resolution of the Company's claim, the Company will be entitled to receive payment from the shares held in escrow. Under the escrow agreement, any shares held in escrow and not claimed by the Company pursuant to the escrow agreement will be returned to the Specialty stockholders after February 11, 1998 or, if applicable, after resolution of any claim asserted by the Company to the escrow shares.

       Donald E. Steen, a director of the Company, is President of the International Group of Columbia/HCA Healthcare Corporation ("Columbia/HCA"). At August 31, 1997, the Company had mental health management contracts with 39 general acute care hospitals directly or indirectly owned by Columbia/HCA of which 36 had programs in operation. These 39 contracts accounted for 19.1% of the Company's revenues for the fiscal year ended August 31, 1997. In the aggregate, including contracts terminated at any time during the fiscal year, revenues generated by hospitals directly or indirectly owned by Columbia/HCA accounted for 20.3% of the Company's revenues for the fiscal year ended August 31, 1997. Of the 39 Columbia/HCA contracts at August 31, 1997, 14 contracts contain a provision limiting the number of contracts which Columbia/HCA can cancel without cause to 33.3% during any calendar year.

                           PROPOSALS BY STOCKHOLDERS

       Proposals by stockholders intended to be presented at the first annual meeting of stockholders of the Company after the Annual Meeting must be received at the executive offices of the Company no later than August 20, 1998, to be included in the Company's proxy statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

       The Board of Directors is aware of no other matter that will be presented for action at the Annual Meeting. If any other matter requiring a vote of the stockholders properly comes before the Annual Meeting, the persons authorized under management proxies will vote and act on such matter according to their own discretion and judgment.

                                 ANNUAL REPORT

       The Company's Annual Report to Stockholders, which contains audited consolidated financial statements of the Company for the fiscal year ended August 31, 1997, is being mailed to stockholders of record with this Proxy Statement. The Annual Report to Stockholders does not form a part of the proxy solicitation materials.

       UPON THE WRITTEN REQUEST OF ANY PERSON WHO IS A RECORD HOLDER OF COMMON STOCK AS OF THE CLOSE OF BUSINESS ON DECEMBER 5, 1997, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO SUCH PERSON A COPY OF THE ANNUAL REPORT ON FORM 10-K OF THE COMPANY FOR THE FISCAL YEAR ENDED AUGUST 31, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (EXCLUDING EXHIBITS). ANY SUCH WRITTEN REQUEST MUST BE DIRECTED TO HORIZON HEALTH CORPORATION, 1500 WATERS RIDGE DRIVE, LEWISVILLE, TEXAS 75057-6011, ATTENTION: MR. JAMES W. MCATEE, SECRETARY.


                                              JAMES W. McATEE
                                                 Secretary

                                                                      APPENDIX A

                           HORIZON HEALTH CORPORATION
                             1998 STOCK OPTION PLAN


         Horizon Health Corporation, a Delaware corporation (the
"Corporation"), hereby establishes this Horizon Health Corporation 1998 Stock Option Plan (the "Plan").


SECTION 1.       PURPOSE; DEFINITIONS

         The purpose of the Plan is to give the Corporation a competitive advantage in attracting, retaining and motivating directors, officers, employees and consultants and to provide the Corporation and its Subsidiaries with a stock option plan providing incentives directly linked to the profitability of the Corporation's businesses and increases in shareholder value.

         For purposes of the Plan, the following terms are defined as set forth below:

         a.  "Board" means the Board of Directors of the Corporation.

         b. "Cause" means (except as otherwise provided by the Committee in the option agreement relating to any Stock Option) (i) the willful and continued failure of the optionee to perform substantially the optionee's duties with the Corporation or one of its Subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the optionee by the optionee's immediate supervisor or the Chief Executive Officer of the Corporation (or, in the case of the Chief Executive Officer of the Corporation as the optionee, the Board of Directors) which specifically identifies the manner in which the optionee's immediate supervisor or the Chief Executive Officer of the Corporation (or, in the case of the Chief Executive Officer of the Corporation as the optionee, the Board of Directors) believes the optionee has not substantially performed the optionee's duties, or (ii) the willful engaging by the optionee in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Corporation. Notwithstanding the foregoing, if an optionee is a party to an employment or consulting agreement with the Corporation or any Subsidiary that contains a definition of "Cause," such definition shall apply to such optionee for purposes of the Plan except to the extent otherwise provided by the Committee in the option agreement relating to any Stock Option. Except as may otherwise be provided in any such employment or consulting agreement, if applicable, the existence of Cause shall be determined by the Board of Directors of the Corporation in its sole discretion and in good faith.

         c. "Change of Control means (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(e) or 14(d)(2) of the Exchange Act) (an "Acquiring Person") of beneficial ownership (within the meaning of Rule 13d-e promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding shares of Common Stock of the Corporation (the "Outstanding Corporation common stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation; (b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Acquiring Person other than the Board; or (c) approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

         d. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         e. "Commission" means the Securities and Exchange Commission or any successor agency.

         f.  "Committee" means the Committee referred to in Section 2.

         g. "Common Stock" means common stock, par value $0.01 per share, of the Corporation.

         h. "Constructive Termination" means the assignment to the optionee of any duties inconsistent in any material respect with the optionee's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as exists at the time of a Change of Control, or any other action by the Corporation which results in material diminution in such position, authority, duties or responsibilities.

         i. "Corporation" means Horizon Health Corporation, a Delaware corporation.

         j. "Disability" means permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

         k. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

         l. "Fair Market Value" means, as of any given date, the closing price per share of the Common Stock on that date on the Nasdaq National Market or on such national securities exchange on which the Common Stock is then listed, as applicable, or, if no shares of Common Stock were traded on that date, on the most recent day on which shares were traded, as reported by the National Quotation Bureau, Inc. or other national quotation service.

         m. "Non-Employee Director" means a member of the Board who qualifies as a Non-Employee Director as defined in Rule 16b-3(b)(3), as promulgated by the Commission under Section 16(b) of the Exchange Act, or any successor definition adopted by the Commission.

         n. "Plan" means the Horizon Health Corporation 1998 Stock Option Plan, as set forth herein and as hereafter amended from time to time.

         o. "Retirement" means retirement from active employment with the Corporation or a Subsidiary under the retirement policies of the Corporation applicable to it and its Subsidiaries.

         p. "Rule 16b-3" means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

         q. "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in
Section 162(m)(4)(c) of the Code.

         r.  "Stock Option" means a Stock Option granted under the Plan.

         s. "Subsidiary" means a corporation or other entity controlled by, or under common control with the Corporation.

         t. "Termination of Employment" means, with respect to any optionee under the Plan, the termination of such optionee's employment with the Corporation and its Subsidiaries. An optionee employed by a Subsidiary shall also be deemed to incur a Termination of Employment if such Subsidiary ceases to be a Subsidiary and such optionee does not immediately thereafter become an employee of the Corporation or another Subsidiary. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Corporation and its Subsidiaries shall not be considered Terminations of Employment.

         In addition, certain other capitalized terms used herein have definitions specified for them elsewhere herein.


SECTION 2.  ADMINISTRATION

         The Plan shall be administered by the Compensation and Option Committee or such other committee of the Board as the Board may from time to time designate (the "Committee"), which shall be composed of two or more Non-Employee Directors, each of whom shall be an "outside director" for purposes of Section 162(m)(4)(c)(i) of the Code, and who shall be appointed by and serve at the pleasure of the Board.

         The Committee shall have plenary authority to grant Stock Options upon such terms (not inconsistent with the terms of the Plan) as are determined by the Committee to directors, officers and key employees of the Corporation and its Subsidiaries.

         Among other things, the Committee shall have the authority, subject to the terms of the Plan:

         (a) To select the directors, officers, employees and consultants to whom Stock Options may from time to time be granted;

         (b) To determine the number of shares of Common Stock to be covered by each Stock Option granted hereunder; and

         (c) To determine the terms and conditions of any Stock Option granted hereunder and the terms of any agreement relating thereto (including, but not limited to, the option price (subject to Section 5(a) hereof), any vesting condition, restriction or limitation (which may be related to the performance of the optionee, the Corporation or any Subsidiary) and any vesting modification, acceleration or forfeiture waiver regarding any Stock Option and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine.

         The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Stock Option granted under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

         The Committee may act only by a majority of its members then in office, except that the members thereof may authorize any one or more of their number or any officer of the Corporation to execute and deliver documents on behalf of the Committee.

         Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Stock Option shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Stock Option or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and optionees under the Plan.

         Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Stock Option or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or to lose the Section 162(m) Exemption with respect thereto. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.


SECTION 3.  COMMON STOCK SUBJECT TO PLAN

         Subject to adjustment as provided in the last paragraph of this
Section 3, (i) the total number of shares of Common Stock reserved and available for grant under the Plan shall be five hundred thousand (500,000), and (ii) during any fiscal year of the Corporation, no person may be granted Stock Options under the Plan covering in excess of one hundred fifty thousand (150,000) shares of Common Stock. Shares subject to a Stock Option under the Plan may be authorized and unissued shares or may be treasury shares.

         If any Stock Option terminates without being exercised, shares of Common Stock subject to such Stock Option shall again be available for distribution in connection with Stock Options under the Plan.

         In the event of any change in corporate capitalization of the Corporation, such as a stock split or a corporate transaction, or any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Corporation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the
Code) or any partial or complete liquidation of the Corporation, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Stock Options and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Stock Option shall always be a whole number.


SECTION 4.  ELIGIBILITY

         Directors, officers, full-time employees, and consultants of the Corporation and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the business of the Corporation and its Subsidiaries are eligible to be granted Stock Options under the Plan.


SECTION 5.  STOCK OPTIONS

         Stock Options may only be non-qualified Stock Options that do not qualify as "incentive stock options" within the meaning of Section 422 of the Code.

         The Committee shall have the authority to grant Stock Options to any eligible person at any time. Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. An option agreement shall indicate on its face that it is intended to be an agreement for a non-qualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution grants an individual a Stock Option (or on the date otherwise specified as the effective date of the grant by the Committee) and specifies the terms and provisions of the Stock Option. The Corporation shall notify an optionee of any grant of a Stock Option, and a written option agreement or agreements shall be duly executed and delivered by the Corporation to the optionee. Such agreement or agreements shall become effective upon execution by the Corporation.

         Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

         (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the option agreement, and shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant.

         (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Stock Option is granted.

         (c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option vests or is exercisable only in installments, the Committee may at any time waive or modify such installment vesting or exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the vesting and/or exercisability of any Stock Option.

         (d) Method of Exercise. Subject to the vesting provisions applicable to a Stock Option and to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Corporation specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

         Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Committee may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of Common Stock already owned by the optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised).

         In the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Corporation, together with a copy of irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested by the Corporation, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Corporation may enter into agreements for coordinated procedures with one or more brokerage firms.

         In addition, at the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by instructing the Committee to withhold a number of such shares being issued on the exercise of such Stock Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the exercised Stock Option.


         No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall only have the rights of a stockholder of the Corporation holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), after the optionee has given written notice of exercise, paid in full for such shares and, if requested, given the representation described in Section 8(a).

         (e) Transferability of Stock Options. Stock Options shall be transferable by the optionee only pursuant to the following methods: (i) by will or the laws of descent and distribution; or (ii) as a gift to family members of the optionee or trusts for the benefit of family members of the optionee. Except to the extent provided in this Section 5(e) or in Section 5(f), (g) and (h) below, Stock Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise), shall not be subject to execution, attachment or similar process, and may be exercised during the lifetime of the holder thereof only by such holder.

         (f)     Termination Upon Disability or Death.

                 (1) Unless otherwise determined by the Committee and expressly provided otherwise in the option agreement, if a Termination of Employment of an optionee occurs by reason of Disability of such optionee, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the date of such Termination of Employment, for a period of ninety (90) days (or such other period as the Committee may specify in the option agreement) from such date or until the expiration of the stated term of such Stock Option, whichever period is shorter (but no further installments of such Stock Option shall vest during such ninety (90) day period and all portions of such Stock Option not exercisable on the date of such Termination of Employment shall terminate immediately on such date), and thereafter such Stock Option shall terminate in its entirety.

                 (2) Unless otherwise determined by the Committee and expressly provided otherwise in the option agreement, upon the death of an optionee, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the date of death, for a period of ninety (90) days (or such other period as the Committee may specify in the option agreement) following the date of death or until the expiration of the stated term of such Stock Option, whichever period is shorter, by the optionee's legal representatives or distributees having the valid authority to exercise such right (but no further installments of such Stock Option shall vest during such ninety (90) day period and all portions of such Stock Option not exercisable on the date of death shall terminate immediately on such date), and thereafter such Stock Option shall terminate in its entirety.

         (g) Termination Upon Retirement. Unless otherwise determined by the Committee, if a Termination of Employment of an optionee occurs by reason of Retirement of such optionee, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the date of such Retirement, for a period of ninety (90) days (or such other period as the Committee may specify in the option agreement) from the date of such Retirement or until the expiration of the stated term of such Stock Option, whichever period is shorter (but no further installments of such Stock Option shall vest during such ninety (90) day period and all portions of such Stock Option not exercisable on the date of such Retirement shall terminate immediately on such date), and thereafter such Stock Option shall terminate in its entirety; provided, however, that if the optionee dies within such ninety
(90) day period any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the date of death for a period of ninety (90) days from the date of death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

         (h) Other Terminations. Unless otherwise determined by the Committee and expressly provided otherwise in the option agreement, (1) if an optionee voluntarily effects his or her Termination of Employment, then each Stock Option held by such optionee to the extent unexercised shall terminate in its entirety on the date of such Termination of Employment, (2) if the Termination of Employment of an optionee is effected by the Corporation or a Subsidiary for Cause, then each Stock Option held by such optionee to the extent unexercised shall terminate in its entirety on the date of such Termination of Employment, and (3) if the Termination of Employment of an optionee is effected by the Corporation or a Subsidiary without Cause, then each Stock Option held by such optionee to the extent exercisable on the date of such Termination of Employment shall terminate thirty (30) days after such date (but no further installments of such Stock Option shall vest during such thirty (30) day period and all portions of such Stock Option not exercisable on the date of such Termination of Employment shall terminate immediately on such date) and thereafter such Stock Option shall terminate in its entirety.

         (i) Consultant or Director Status. Notwithstanding the foregoing provisions of Sections 5(f), 5(g) and 5(h), a Stock Option held by an optionee shall not terminate upon the Termination of Employment of such optionee if such optionee continues to serve as a consultant or director to the Corporation or any of its Subsidiaries, in which case such Stock Option shall continue in effect, including future vesting of installments, until the status of such optionee as a consultant or director terminates at which time the Stock Option shall terminate on the date of such termination of consultant or director status on the same basis as provided above in this Section 5 with respect to Termination of Employment status.

         (j) Acceleration Upon Change of Control. Unless otherwise determined by the Committee and expressly provided otherwise in the option agreement, Stock Options granted under the Plan with a vesting date no more than three years from the date of the optionee's Termination of Employment or termination of consultant or director status with the Corporation will accelerate as to vesting upon the termination by the Corporation of such employment or consulting or director status (including Constructive Termination), except when such termination is for Cause, and only when such termination follows a Change of Control.


SECTION 6.  TAX OFFSET BONUSES

         At the time a Stock Option is granted hereunder or at any time thereafter, the Committee in its sole discretion may grant to the optionee receiving such Stock Option the right to receive a cash payment in an amount specified by the Committee, to be paid at such time or times (if ever) as the Stock Option results in compensation income to the optionee, for the purpose of assisting the optionee to pay the resulting taxes, all as determined by the Committee and on such other terms and conditions as the Committee shall determine.


SECTION 7.  TERM, AMENDMENT AND TERMINATION

         The Plan will terminate ten (10) years after the effective date of the Plan. Under the Plan, Stock Options outstanding as of such date shall not be affected or impaired by the termination of the Plan.

         The Board may amend, alter, or discontinue the Plan in any respect whatsoever, but no amendment, alteration or discontinuation shall be made which would impair the rights of an optionee under a Stock Option theretofore granted without the optionee's consent, except such an amendment made to cause the Plan to qualify for any exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Corporation's stockholders to the extent, if at all, such approval is required by applicable law, stock market or exchange rule, or agreement.

         The Committee may amend in any respect whatsoever the terms of any Stock Option theretofore granted, but no amendment may impair the rights of any holder of such Stock Option without such holder's consent except an amendment made to cause the Plan or Stock Option to qualify for any exemption provided by Rule 16b-3.

         Subject to the above provisions, the Board shall have the authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Stock Options which qualify for beneficial treatment under such rules without stockholder approval.

SECTION 8.  GENERAL PROVISIONS

         (a) The Committee may require each person purchasing or receiving shares pursuant to a Stock Option to represent to and agree with the Corporation in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provisions of the Plan or agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

                 (1) Listing or approval for listing upon notice of issuance, of such shares on the Nasdaq National Market or such other securities exchange as may at the time be the principal market for the Common Stock;

                 (2) Any registration or other qualification of such shares of the Corporation under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

                 (3) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

         (b) Nothing contained in the Plan shall prevent the Corporation or any Subsidiary from adopting other or additional compensation arrangements for its employees.

         (c) Adoption of the Plan shall not confer upon any employee any right to continue employment, nor shall it interfere in any way with the right of the Corporation or any Subsidiary to terminate the employment of any employee at any time.

         (d) No later than the date as of which an amount first become includible in the gross income of the optionee for federal income tax purposes with respect to any Stock Option under the Plan, the optionee shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Corporation, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Stock Option that gives rise to the withholding requirement. The obligations of the Corporation under the Plan and the Stock Option shall be conditional on such payment or arrangements, and the Corporation and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the optionee. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

         (e) The Committee shall establish such procedures as it deems appropriate for an optionee to designate a beneficiary by whom any rights of the optionee, after the optionee's death, may be exercised.

         (f) In the case of a grant of a Stock Option to any employee of a Subsidiary of the Corporation, the Corporation may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Stock Option to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of the Stock Option specified by the Committee pursuant to the provisions of the Plan.

         (g) The Plan and all Stock Options made and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

         (h) Anything in this Plan to the contrary notwithstanding, the Board may, without further approval by the stockholders, substitute new options for, or assume, prior options of any corporation which engages with the Corporation or any of its Subsidiaries in a transaction to which Section 424(a) of the Code applies (or would apply if the option assumed or substituted were an incentive stock option), or any parent or any subsidiary of such corporation.

         (i) With respect to optionees subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, the Stock Option or action shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.


SECTION 9.  EFFECTIVE DATE OF PLAN

         The Plan shall be effective as of the date it is approved by at least a majority of the shares of Common Stock of the Corporation represented by proxy or in person and entitled to vote at a meeting of the stockholders of the Corporation having as one of its purposes voting on approval of the adoption of the Plan by the Corporation.


SECTION 10.  INDEMNIFICATION OF COMMITTEE

         In addition to such other rights of indemnification as they may have as directors of the Corporation or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Stock Option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by a majority of the disinterested directors of the Corporation or by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that a member of the Committee is liable for gross negligence or intentional and willful misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding, such member of the Committee shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                           HORIZON HEALTH CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 23, 1998

     The undersigned hereby constitutes and appoints JAMES KEN NEWMAN and JAMES
W. McATEE, each with power to act with or without the other and with full power of substitution, as Proxies of the undersigned to represent and to vote all shares of the Common Stock of Horizon Health Corporation (the "Company") standing in the name of the undersigned, at the Annual Meeting of Stockholders of the Company to be held at the executive offices of the Company located at 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011, on Friday, January 23, 1998, at 9:00 a.m., Central Time, and at any and all adjournments thereof.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE EIGHT NOMINEES OF THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1 AND FOR THE APPROVAL OF PROPOSALS 2 AND 3. IF THE EXECUTED PROXY DOES NOT WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF A NOMINEE FOR DIRECTOR IN PROPOSAL 1, THE PROXY WILL BE DEEMED TO GRANT AUTHORITY TO VOTE FOR THE ELECTION OF SUCH NOMINEE AND WILL BE SO VOTED. THE PROXIES NAMED HEREIN ARE EACH AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY AND ALL ADJOURNMENTS THEREOF.

     The undersigned hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is exercised by following the procedures stated in the Proxy Statement.


      (PLEASE MARK, SIGN AND DATE ON THE OTHER SIDE AND RETURN PROMPTLY IN
                            THE ENCLOSED ENVELOPE.)




A  [X]         Please mark your votes as in this example.


                                                      WITHHOLD
          FOR all nominees listed                    AUTHORITY
          (except as listed to the                to vote for all
               contrary below)                    nominees listed

1.  Election of     [ ]                                 [ ]
    Directors.


    INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
    NOMINEE OR NOMINEES, MARK THE FOR BOX AND WRITE EACH SUCH
    NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:





NOMINEES:  James Ken Newman
           James W. McAtee
           Jack R. Anderson
           George E. Bello
           William H. Longfield
           Donald E. Steen
           James E. Buncher
           Howard B. Finkel


                                                   FOR     AGAINST   ABSTAIN

2.  Proposal to approve the Horizon Health         [ ]       [ ]       [ ]
    Corporation 1998 Stock Option Plan.


3.  Proposal to ratify the appointment of Price
    Waterhouse LLP as the independent accountants  [ ]       [ ]       [ ]
    for the Company for the fiscal year ending
    August 31, 1998.


4. The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the Annual Meeting and any and all adjournments thereof.


PLEASE MARK, SIGN AND DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.











SIGNATURE                                        Dated
         --------------------------------------       ---------------------




SIGNATURE                                        Dated
         --------------------------------------       ---------------------
                    IF HELD JOINTLY

NOTE: Please date and sign exactly as name appears hereon. When shares of Common Stock are owned by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

                                December 19, 1997




Participants Owning Horizon Common Stock
Through Horizon Health Corporation
Employees Savings and Profit Sharing Plan

     Re: Your Opportunity to Tell the Trustee How You Want the Horizon Stock in Your 401(k) Plan Account Voted At Annual Meeting of Stockholders

Dear Participant:

     An Annual Meeting of Stockholders (the "Annual Meeting") of Horizon Health Corporation, a Delaware corporation (the "Company" or "Horizon"), will be held at the executive offices of the Company located at 1500 Waters Ridge Drive, Lewisville, Texas 75057-6011, on Friday, January 23, 1998, at 9:00 a.m., Central Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Only holders of record of the Common Stock, $.01 par value ("Common Stock"), of the Company at the close of business on December 5, 1997 (the "Record Date"), will be entitled to vote at the Annual Meeting.

     Texas Commerce Bank National Association, as Trustee (the "Trustee") of the Horizon Health Corporation Employees Savings and Profit Sharing Plan (the "Plan"), is the holder of the shares of Common Stock of Horizon held in your individual Plan account as of the Record Date. As more fully described below, the Trustee hereby requests your directions as to how you want the Trustee to vote or cause to be voted at the Annual Meeting the shares of Common Stock held in your individual Plan account as of the Record Date.

     You  should find the following items enclosed:

     o A "Proxy Statement" including a Notice of Annual Meeting of Stockholders and describing the matters to be voted on at the Annual Meeting. The matters currently anticipated to be voted on at the Annual Meeting consist of (a) the election of eight directors of the Company to serve for the ensuing year, (b) a proposal to approve the Horizon Health Corporation 1998 Stock Option Plan, and (c) a proposal to ratify the appointment of Price Waterhouse LLP as the independent accountants for the Company for the fiscal year ending August 31, 1998. All of these matters, together with other information regarding the Annual Meeting, are described in more detail in the accompanying Proxy Statement.

     o The Company's Annual Report to Stockholders for the fiscal year ended August 31, 1997.

     o    A "Voting Direction" form.

     o A pre-addressed postage-paid return envelope that you may use to return your Voting Direction form to American Stock Transfer & Trust Company, the Transfer Agent for the Common Stock of the Company (the "Transfer Agent").

     Please read the Proxy Statement for a more detailed explanation of the matters to be considered and voted on at the Annual Meeting before completing your Voting Direction form. Also, please note that you do not have to complete and submit any proxy form, or otherwise grant any proxy to any person, since you are not the holder of record of shares of Horizon Common Stock held in your Plan account at the Record Date. Under the terms of the Plan, however, you have the right to direct the Trustee as to how you want the Trustee to vote or cause to be voted the shares of Horizon stock held in your account in the Plan at the Record Date. All you have to do to exercise this right is follow the instructions in this letter and in the attached Voting Direction form.

EXPLANATION OF VOTING RULES OF THE PLAN

     All voting rights of shares of Horizon Common Stock held in a participant's Plan account belong to that participant. The participant may exercise such voting rights by supplying written voting instructions to the Trustee using the form enclosed for this purpose. Under the terms of the Plan, the Trustee will vote or cause to be voted shares of Horizon Common Stock held in the participant's account at the Record Date in accordance with the participant's written instructions. Any shares of Common Stock as to which a participant does not supply to the Trustee timely voting instructions will not be voted.

     Pursuant to these requirements of the Plan, the Transfer Agent is delivering this letter and the enclosed materials to you to request your direction as to how you want the Trustee to vote or cause to be voted at the Annual Meeting the shares of Horizon Common Stock held in your individual Plan account at the Record Date.

STEPS YOU NEED TO TAKE TO INSTRUCT THE TRUSTEE HOW TO VOTE THE SHARES OF HORIZON COMMON STOCK HELD IN YOUR INDIVIDUAL ACCOUNT IN THE PLAN

     Once you have reached a decision concerning how you want the shares of Common Stock held in your Plan account at the Record Date to be voted on the matters to be considered at the Annual Meeting, you need to do the following:

     STEP 1: Mark your choice as to each such matter on your Voting Direction form, date the form, and sign it.

     STEP 2: Mail your Voting Direction form to American Stock Transfer & Trust Company using the enclosed pre-addressed, U.S. mail postage-paid return envelope, so that it will be RECEIVED by no later than 5:00 p.m. E.S.T. on January 20, 1998. Please note that if you place anything in the return envelope other than your Voting Direction form, you should make sure to pay any additional postage required.

     If the Transfer Agent does not receive your Voting Direction form by January 20, 1998, or if the Transfer Agent receives your Voting Direction form by January 20, 1998, but it is not signed or none of the three boxes on the form have been marked as a selection with respect to a proposal to be considered at the Annual Meeting, the shares of Horizon Common Stock held in your Plan account at the Record Date will not be voted (or, to the extent no voting direction is given as to a particular proposal, will not be voted on that proposal).

CHANGING OR REVOKING YOUR VOTING DIRECTION FORM

     If, after submitting your Voting Direction form, you want to change your vote, you must obtain a new Voting Direction form from the Transfer Agent by writing, faxing, or telephoning the Transfer Agent at the following address, phone number, or fax number:

     American Stock Transfer & Trust Company
     40 Wall Street, 46th Floor
     New York, New York 10269-0436

     Telephone No.: (800) 937-5449
     Fax No.: (718) 921-8336

The address above is the same address as the address on the return envelope included with this letter and on the Voting Direction form.

     Your properly completing and signing and timely returning a new Voting Direction form to the Transfer Agent will revoke any and all Voting Direction forms previously submitted by you . You may also revoke your Voting Direction by notifying the Transfer Agent in a signed writing of your decision to revoke it, but in such a case, if you do not also timely submit a new valid Voting Direction form to the Transfer Agent, your shares will be treated as if you had not submitted a Voting Direction form. After January 20, 1998, you may not change or revoke your Voting Direction.

YOUR VOTING DIRECTION FORM WILL BE KEPT CONFIDENTIAL

     Neither the Trustee nor the Transfer Agent will release your Voting Direction form or any copy of it, or otherwise divulge how you directed the Trustee to vote, to any person, including the Company or any of its individual officers or employees, except as the Trustee or the Transfer Agent may be compelled to do so by law. The Trustee does not know of any law currently in existence that would compel it to disclose your Voting Direction to any person.


Enclosures

                                VOTING DIRECTION

     I hereby direct Texas Commerce Bank National Association, as Trustee (the "Trustee") of the Horizon Health Corporation Employees Savings and Profit Sharing Plan (the "Plan"), to vote, at the Annual Meeting of Stockholders of Horizon Health Corporation to be held on January 23, 1998, and at any and all adjournments thereof, all of the shares of Common Stock of Horizon Health Corporation, a Delaware corporation ("Horizon"), held in my individual Plan account as of the record date of the vote as follows:


                         FOR all nominees listed        W I T H H O L D
                         (except as listed to the      AUTHORITY to vote
                         for all nominees listed       contrary below)



1.   Election of                   [ ]                       [ ]
     Directors.




NOMINEES:
James Ken Newman
James W. McAtee
Jack R. Anderson
George E. Bello
William H. Longfield
Donald E. Steen
James E. Buncher
Howard B. Finkel

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE OR NOMINEES, MARK THE FOR BOX AND WRITE EACH SUCH NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.


---------------------------------------------


                                             FOR       AGAINST        ABSTAIN

2.   Proposal to approve the Horizon         [ ]         [ ]            [ ]
     Health Corporation 1998 Stock
     Option Plan.


3.   Proposal to ratify the appointment      [ ]         [ ]            [ ]
     of Price Waterhouse LLP as the
     independent accountants for the
     Company for the fiscal year ending
     August 31, 1998.



4. The Trustee is authorized to vote in its discretion upon such other matters as may properly come before the Annual Meeting and any and all adjournments thereof.


                                          ------------------------------------
                                          [PLEASE PRINT YOUR NAME]

Dated:
      ---------------------               -------------------------------------
                                          [PLEASE SIGN YOUR NAME]

Note: Please return this Voting Direction form, properly completed and signed, to the following address promptly:

         American Stock Transfer & Trust Company
         40 Wall Street, 46th Floor
         New York, New York 10269-0436
         Telephone No.: (800) 937-5449

A pre-addressed U.S. Mail postage-paid return envelope, to be used to return your completed and signed Voting Direction form, was included with the letter that accompanied this Voting Direction form.